Davidson & Company
Chartered Accountants

A Partnership of Incorporated Professionals

INDEPENDENT AUDITOR'S CONSENT

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 on July 11, 2000 (SEC No. 333-41128) of our report dated April 24, 2002 on our audit of the financial statements of Kidstoysplus.com, Inc. as of January 31, 2002, which report is included in the Annual Report of Form 10-KSB of Kidstoysplus.com, Inc. for the year ended January 31, 2002.

"DAVIDSON & COMPANY"

Vancouver, Canada	Chartered Accountants

May 15, 2002

A member of SC International
1200-609 Granville Street, P.O. Box 10372, Pacific Centre
Vancouver, B.C., Canada v7Y 1G6
Telephone (605) 687-0947  Fax (604) 687-6172